UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: May 17, 2018
(Date of earliest event reported)

SUN COMMUNITIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-12616	38-2730780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27777 Franklin Rd.
Suite 200
Southfield, Michigan	48034
(Address of Principal Executive Offices)	(Zip Code)

248 208-2500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

[ ] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.07	Submission of Matters to a Vote of Security Holders

Sun Communities, Inc. (the "Company") held its Annual Meeting of Stockholders on May 17, 2018 (the "Annual Meeting"). The votes cast with respect to each item of business properly presented at the Annual Meeting are as follows:

(a) Proposal 1 - Election of Directors

Stockholders elected seven directors to serve until the 2019 Annual Meeting of Stockholders (or until their successors shall have been duly elected and qualified), as follows:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Meghan G. Baivier	68,529,025	181,476	67,035	4,511,757
Stephanie W. Bergeron	67,856,746	870,615	50,175	4,511,757
Brian M. Hermelin	67,804,032	901,336	72,168	4,511,757
Ronald A. Klein	64,015,828	4,706,639	55,069	4,511,757
Clunet R. Lewis	64,828,242	3,897,413	51,881	4,511,757
Gary A. Shiffman	67,242,804	1,484,662	50,070	4,511,757
Arthur A. Weiss	67,396,288	1,325,668	55,580	4,511,757

(b) Proposal 2 – Ratification of Selection of Independent Registered Public Accounting Firm

Stockholders ratified the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018, as follows:

Votes For	Votes Against	Abstentions
72,588,184	651,702	49,407

(c) Proposal 3 - Non-binding Advisory Vote on Executive Compensation:

Stockholders approved the non-binding advisory vote on executive compensation, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
65,852,302	2,825,273	99,961	4,511,757

(d) Proposal 4 – First Amendment to Sun Communities, Inc. First Amended and Restated 2004 Non-Employee Director Option Plan to increase the number of shares authorized under the plan:

Stockholders approved the First Amendment to the plan, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
59,767,301	8,915,679	94,556	4,511,757

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN COMMUNITIES, INC.
Dated: May 18, 2018	By:	/s/ Karen J. Dearing
Karen J. Dearing, Executive Vice President, Chief Financial Officer, Secretary and Treasurer